Monaker Group, Inc. 8-K

Exhibit 10.1

November 21, 2017

Purchase Agreement Between

Monaker Group, Inc.

(the “Purchaser”)

&

A-Tech LLC.

(the “Seller”)

This Agreement is made between Monaker Group, Inc. (the “Purchaser”) located at 2690 Weston Road, Suite 200, Weston, FL 33331 and A-Tech LLC, through its wholly-owned subsidiary, Parula Village Ltd. (the “Seller”) with a principal place of business at 2035 Royal Lane, Suite 205, Dallas Texas 75229.

1.

Seller agrees to the sale of the Parcels of land on Long Caye, Lighthouse Reef, Belize as described in the Property Map below to Purchaser, along with a construction commitment for the permitting and construction of 12 vacation rental residences on the Property by Seller within 270 days of Closing (the “Construction”).

2.

Seller and Purchaser agree to the sale of the Property and the Construction, which shall include the parcels of land in the graphic below outlining: the Description of the Property, Key terms and Conditions of sale.

Property Parcels of Land Map

Description of Property	Seller hereby sells to Purchaser the following properties (collectively, the “Property”):

PURCHASE PRICE, TERMS AND CONDITIONS

Purchaser agrees to pay Seller the following in consideration for the purchase of the Property and the obligation of Seller to undertake the Construction:

●

$1,500,000 by way of the issuance of restricted shares of the common stock of Purchaser with a value of $2.50 per share for a total of 600,000 shares (the “Initial Shares”). NOTE: Should the average closing price of Purchaser’s common stock for the 10 trading days prior to the 90th day after the Closing be less than $2.50 per share (the “Agreed Price”) (as adjusted for any stock splits or recapitalizations), then Purchaser will have the option (at its sole discretion) of topping off the purchase price through the issuance of up to a maximum of an additional 100,000 shares of restricted common stock (which if issued will fully satisfy the purchase price due hereunder)(the “Additional Shares” and together with the Initial Shares, the “Shares”).

Seller represents and warrants the following to the Purchaser:

○

The Property is free and clear of any encumbrances, taxes, levies, claims or liens of any kind and if any claims are brought against the Property within 24 months of the Closing, the Purchaser will have the right at its sole discretion to either unwind the transaction and cancel all Shares or have Seller pay/settle the claim to Purchaser’s satisfaction.

○

Seller agrees to a leak out provision such that it will not sell Shares which exceed 30% of the weekly volume of the Purchaser’s common stock, up to a maximum of 240,000 shares each quarter starting 180 days from Closing.

○

Seller will grant Purchaser a 48 hour first right of refusal, which shall be assignable, to purchase the Shares at the Agreed Price prior to open market sales.

○

Seller will provide Vacation Rental Residence architectural plans and permitting for the Construction of 12 residences on the lots located on the Property.

MODIFICATIONS TO RESIDENCE CONSTRUCTION	Purchaser is allowed to request changes to residence construction provided that it agrees to pay for such changes and expenses Seller will incur at a rate of 120% of Seller’s cost.
WARRANTY AND LIMITATIONS	THE SELLER AGREES TO WARRANTY ALL CONSTRUCTION FOR ONE YEAR AFTER OCCUPANCY APPROVALS, EXCLUDING DAMAGES AND REPAIRS THAT HAVE OCCURRED AND COMMONLY REFERRED TO AS “ACTS OF GOD”
REMEDY LIMITATIONS	Seller’s liability and Purchaser’s remedy for breach of the “Warranty and Limitations” section shall be Seller’s availability to affect repairs to commercially reasonable standards failing which Purchaser may affect repairs at its own expense and apply such costs towards the cancellation of 1 Share of stock for each $1 (as adjusted for any stock split or recapitalization) of expense Purchaser incurs up to a maximum of 200,000 Shares of stock.
DAMAGE LIMITATIONS	NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING LOSS OF PROFITS, AND SELLER’S LIABILITY TO PURCHASER FOR ANY OTHER DAMAGES RELATING TO OR ARISING OUT OF THIS AGREEMENT WHETHER IN CONTRACT, TORT, OR OTHERWISE WILL BE LIMITED TO THE AMOUNT RECEIVED BY SELLER FROM PURCHASER AS COMPENSATION FOR THE SALE OF THE PROPERTY AND THE CONSTRUCTION.
CONFIDENTIALITY	Seller acknowledges that it will make no announcements or disclose any non-public information about Purchaser except as needed by authorities for purposes of permitting and construction.

ARBITRATION	The parties agree to submit any dispute under this Agreement to binding arbitration under the rules of the American Arbitration Association in the following location: Miami, Florida. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.
CLOSING CONDITIONS

Conditions to close the sale of the Property (the “Closing”) include:

(a)    Issuance of 600,000 restricted shares of Purchaser’s Common stock

(b)    Appraisal of Property

(c)     Any mutual due diligence required by either party

(d)    Approvals by required signing authorities to execute the agreement

The Closing shall occur immediately upon the satisfaction of the conditions described above at such time and place mutually acceptable to the parties.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows, which shall be deemed automatically re-represented and re-warranted by the Seller at Closing:

a.

Authorization. This Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with the Key Terms outlined in section 2 (above) , except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, USA.

c.

Accredited Investor. Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act” or “Securities Act”).

d.

Investment. Seller will acquire the Shares for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws. Seller has such knowledge and experience in financial and business matters and in investments of the type contemplated by this Agreement that Seller is capable of evaluating the merits and risks of this Agreement and its investment in the Shares. Seller can bear the economic risk of its investment in the Shares, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Shares. Seller recognizes that the Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the Securities Act or unless an exemption from registration is available. Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Shares are a suitable investment for it. Seller has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Seller has had an opportunity to ask questions of and receive satisfactory answers from Purchaser, or any person or persons acting on behalf of Purchaser, concerning the terms and conditions of the Shares and Purchaser, and all such questions have been answered to the full satisfaction of Seller. The Buyer and Purchaser have not supplied Seller any information regarding the Shares or an investment in the Shares other than as contained in this Agreement, and Seller is relying on its own investigation and evaluation of Purchaser and the Shares and not on any other information.

e.

Statutory Disqualification. Neither Seller nor any of its officers, directors, controlling persons, employees, representatives, agents, affiliates, or any other person providing Services to Purchaser for or on behalf of Seller hereunder is or shall be during the term of this Agreement subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 506(d) under the Act.

f.

The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby: (a) will not create in any party the right to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement and (b) do not or will not (as the case may be) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (i) any term or provision of the organizational or constituent documents of the Seller, (ii) any judgment, decree or order of any court or governmental entity or agency to which the Seller is a party or by which the Seller or any of their respective properties are bound, or (iii) any law or arbitration award applicable to the Seller, except in the cases of sub-clauses (ii) and (iii) of clause (b) where the violation, conflict, breach, default, loss of benefit, acceleration or failure to give notice will not have a material adverse effect on the Seller. No consent, approval, order, non-action or authorization of, or registration, declaration or filing with, any governmental entity is required with respect to the Seller in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

g.

The Seller has good and marketable title to the Property free and clear of all liens. The Seller has not entered into any lease, license or other agreement permitting any third party to use or occupy any of the Property. The Seller has not pledged or otherwise encumbered any interest in the Property, nor has the Seller assigned, sublet or otherwise transferred any rights, title or interests in any of the Property to any third party.

h.

No portion of the Property, or any building or improvement located thereon, contains a violation of any law which will prevent or materially impair the ability of the Seller to conduct its business as presently conducted. None of the Property is subject to (i) any decree or order of any governmental entity (or, to the knowledge of the Seller, threatened or proposed order) or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

i.

The material improvements and fixtures on the Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. The Seller has no knowledge of any material defect or material problem with any such building or improvement. No condemnation, expropriation or similar proceeding is pending or, to the knowledge of the Seller, threatened against any of the Property or any improvement thereon.

j.

All material equipment and other items of tangible personal property and assets owned, leased, licensed, operated or used by the Seller on the Property (i) are in good operating condition and in a state of good maintenance and repair in accordance with normal industry practice, ordinary wear and tear excepted, (ii) were acquired and are usable in the ordinary course, (iii) conform to all applicable laws applicable thereto. The Seller has no knowledge of any material defect or problem with any of such equipment, tangible personal property or assets other than ordinary wear and tear. No person other than the Seller owns any equipment or other tangible personal property or assets situated on the Property.

k.

No suit, action, claim, arbitration, proceeding or investigation is pending or, to the knowledge of the Seller, threatened against, relating to or involving the Property.

l.

The Seller possesses all material permits and approvals required for the operation of the Property, and each is in material compliance with, all applicable environmental laws, and the Property is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable environmental laws or contained in any other applicable law. The Seller has not received notice of actual or threatened liability under any foreign, state or local law from any governmental entity or any third party. The Seller has not entered into or agreed to enter into, and the Seller has not contemplated entering into, any consent decree or order, and the Purchaser is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable environmental law. To the knowledge of the Seller, the Property has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, applicable environmental laws either now or any time during the past three (3) years; and the Seller has not paid any fine, penalty or assessment within the prior three (3) years with respect to a violation of environmental laws. To the knowledge of the Seller, the Property is not subject to any material claim, obligation, liability, loss, damage or expense of any kind or nature whatsoever, contingent or otherwise, incurred or imposed or based upon any provision of any environmental law and which arises out of any act or omission of the Seller, or the Seller’s employees, agents or other representatives or out of the ownership, use, control or operation by the Seller of the Property.

m.

No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Purchaser by the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

n.

Legends. Seller understands that each share certificate evidencing the Shares issued hereunder shall be endorsed with substantially the following legends:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACTS HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

a.

Authorization. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Issuance of the Shares. The Shares have been duly authorized and, when earned in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all of all liens, encumbrances, interests and restrictions, except for restrictions on transfer imposed by applicable securities laws.

5. CONFIDENTIAL INFORMATION. Seller recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of Purchaser, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of Purchaser or which are sufficiently secret to derive economic value from not being disclosed (hereinafter collectively, “Confidential Information”) may be made available or otherwise come into the possession of Seller by reason of this engagement with Purchaser. Accordingly, Seller agrees that neither it nor any agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of Purchaser.

6. TRADING PRACTICES. So long as Seller is in possession of any material non-public information of Purchaser, Seller shall not, directly or indirectly engage in the purchase or sale of the common stock of Purchaser. For a period of one year after the earlier of (a) the Closing; and (b) the termination of this Agreement, Seller shall not, directly or indirectly, engage in any short selling activities of the common stock of Purchaser.

7. MISCELLANEOUS.

a.

Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving written notice of such changed address or number to the other party in accordance with this section.

If to PURCHASER at:	Monaker Group, Inc.
2690 Weston Road
Suite 200
Weston, FL 33331
Attention: William Kerby Phone: 888 – 777 - 3333

Email Address: bkerby@monakergroup.com

If to SELLER at:	A-Tech LLC 2035 Royal Lane, Suite 205, Dallas Texas 75229

Attention: Phone: Email Address:

b.

Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

c.

Amendment. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

d.

Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

e.

Waiver of Contractual Right. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

f.

Applicable Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Florida (without giving effect to any choice or conflict of law provisions).

g.

Arbitration. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties. All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other party for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the parties, and judgment may be entered in conformity with the decision in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

h.

Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

i.

Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

j.

Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

k.

Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

l.

Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or electronically.

m.

Further Assurances. Seller hereby covenants that it will, whenever and as reasonably requested by Purchaser and at Seller’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Purchaser may reasonably require in order to complete, insure and perfect the terms of this Agreement.

n.

Transaction Costs. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER

A-Tech LLC on behalf of its wholly-owned subsidiary Parula Village Ltd.

By:	/s/ Ashvin Mascarenhas	Dated:	11/21/17
TITLE: Ashvin Mascarenhas, MGMR

PURCHASER
Monaker Group, Inc.

By:	/s/ William Kerby	Dated:	Nov. 21, 2017
William Kerby
CEO